Exhibit 99


FOR IMMEDIATE RELEASE

           EMPIRE OF CAROLINA ANNOUNCES CLOSING OF APPLE ACQUISITION,
                        APPROVAL OF SHAREHOLDER PROPOSALS

         Delray Beach, FL, June 1, 1998 - Empire of Carolina (AMEX:EMP) announced today that it has completed the acquisition of Apple Sports, Inc., and Apple Golf Shoes, Inc., and that the Company's shareholders approved each of the proposals presented at its annual meeting.

         The Company also reported that Steve Geller, Chief Executive Officer of Empire since 1994, announced his resignation during the shareholders' meeting and that the Board had unanimously appointed Timothy Moran as President and Chief Executive Officer. Mr. Moran had been the President and Chief Operating Officer of Empire and the President to Apple Sports, Inc. and Apple Golf Shoes, Inc. In his new position, Mr. Moran will be responsible for the day to day management and operation of Empire's golf, toy and holiday product business. Steve Geller will continue to serve as director of the Company.

         In addition to approving the issuance of stock needed to complete the Apple acquisition, the shareholders elected Charles S. Holmes, John J. Doran, Steven E. Geller, James J. Pinto, Frederick W. Rosenbauer, Jr., and Lenore H. Schupak to serve additional terms as directors. In addition, the Board of Directors elected Timothy Moran to serve as a seventh member of the Board.

         Charles Holmes, Chairman, commented, "we are pleased that our shareholders voted to approve the Apple acquisition and that we have completed the transaction. The addition of Apple's line of Wilson(TM) licensed golf shoes and accessory products is expected to boost our cash flow, operating margins and earnings per share. It also enhances our distribution of products and allows us to cross sell various domestic products."

         Empire of Carolina, Inc., designs, develops, manufacturers and markets a broad range of basic plastic children's toys and golf products. The Company's full line of toys includes the Big Wheel(TM) line of ride-on toys. Grand Champions(TM) collectible horses, and Buddy L(TM) cars and trucks. Its Holiday Products Division produces and markets decorative seasonal items including Christmas, Halloween and Easter illuminated products. Its golf line includes Wilson(TM) golf shoes and accessories.

         This press release contains various forward-looking statements and information that are based on management's beliefs as well as assumptions made by and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, and management's plans and objectives. Such statements are subject to various risks and uncertainties which would cause actual results to vary materially from those stated. Should one or more of these risks or uncertainties

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materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Such risks and uncertainties include the Company's ability to integrate the Apple operations with its own, its ability to achieve the anticipated synergies of the Apple acquisitions, the Company's ability to manage inventory, production and costs, to meet potential increases or decreases in demand, potential adverse customer impact due to delivery delays including effects on existing and future orders, competitive practices in the toy, golf and decorative holiday products industries, changing consumer preferences and risk associated with consumer acceptance of new product introductions, potential increases in raw materials prices, potential delays or production problems associated with foreign sourcing of production and the impact of pricing policies including providing discounts and allowances. Certain of these as well as other risks and uncertainties are the Securities Act of 1933, Registration No. 333-4440. The Company undertakes no obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

CONTACT: William Craig (561)498-4000, or bcraig@empiretoys.com



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